Exhibit 99.1

BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS

FIRST QUARTER OF 2013 FINANCIAL RESULTS

BOSTON, MA – (May 9, 2013) - Bright Horizons Family Solutions Inc. (NYSE: BFAM), a leading provider of high-quality child care and early education and other services designed to help employers and families address the challenges of work and life, today announced financial results for the first quarter of 2013.

First quarter 2013 highlights (compared to first quarter 2012):

•	Revenue increased 9% to $280 million

•	Adjusted EBITDA* increased 17% to $49 million

•	Adjusted income from operations* rose 13% to $29 million

•	Adjusted net income* increased 85% to $16 million

•	Diluted adjusted earnings per pro forma common share* increased 56% to $0.25

“We are pleased with our results this past quarter and with our start to the year,” said David Lissy, Chief Executive Officer. “We delivered strong, organic growth, including 11 new center openings, and continued our track record of margin improvement. Our full suite of solutions including back-up care and educational advisory services, continues to allow us to expand our relationships with the clients we serve and help working families better integrate the challenges of work and home across all key life stages. In April, we were also very pleased to continue our track record of adding value through strategic acquisitions with the addition of Kidsunlimited in the UK. The acquisition adds 64 new centers to our network and solidifies our leadership position in the UK market. I am very proud of our talented team of professionals around the world who deliver on our mission every day to make a difference in the lives of the children, families, students, and clients we have the privilege to serve”.

First quarter 2013 results

Revenue increased $22.0 million in the first quarter of 2013 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of our back-up dependent care and educational advisory services.

Adjusted EBITDA increased $6.9 million and adjusted income from operations increased $3.3 million in the first quarter of 2013 primarily as a result of the $7.8 million increase in gross profit, partially offset by increases in selling, general and administrative expenses (“SG&A”), including investments in technology and marketing to support the growth of the business. Enrollment gains in mature and ramping centers, contributions from new child care centers, as well as back-up dependent care and educational advisory clients that have been added since the first quarter of 2012, and strong cost management have driven gross margin improvement from 22.5% in the first quarter of 2012 to 23.5% in 2013.

In the first quarter of 2013, the Company refinanced its debt and recorded a charge of $63.7 million related to the extinguishment of the previously outstanding debt. In addition, in connection with the completion of the initial public offering (“IPO”), the Company incurred certain other one-time costs totaling $12.5 million related to the vesting of certain stock options and the termination of the management agreement with our private equity sponsor, Bain Capital Partners LLC (the “Sponsor”). Income from operations was therefore $15.4 million for the first quarter of 2013 compared to $26.1 million in the same 2012 period, and net loss was $50.8 million for the first quarter of 2013 compared to $3.6 million of net income in 2012. Adjusted net income increased by $7.2 million, or 85%, to $15.6 million on expanded adjusted operating income and lower interest expense, offset by an increase in stock compensation expense. Diluted adjusted earnings per pro forma common share was $0.25, an increase of 56% in the quarter.

As of March 31, 2013, the Company operated 773 early care and education centers with the capacity to serve 88,100 children and families, a 5.2% increase in capacity since March 31, 2012.

*	Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013 (“IPO and refinancing”) and the Sponsor management agreement termination fee. Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement termination fee, expenses associated with the IPO and refinancing, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures,” “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” and “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Balance Sheet and Cash Flow

During the first quarter of 2013, the Company generated approximately $52.3 million of cash flow from operations compared to $38.1 million for the same period in 2012, and invested $22.2 million in fixed assets. Net cash provided by financing activities totaled $33.3 million in the quarter ended March 31, 2013. The Company raised $235 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness under its senior notes, senior subordinated notes, Tranche B term loans and Series C new term loans with the proceeds from the IPO and proceeds from the issuance of $790.0 million in new secured term loans. The Company’s cash and cash equivalents grew $62.6 million in the quarter to $96.7 million at March 31, 2013.

2013 Outlook

As described below, the Company is updating certain targets regarding its 2013 expectations to include the acquisition of Kidsunlimited from April 10, 2013.

•	Overall revenue growth in 2013 in the range of 10-13%

•	Adjusted EBITDA growth in 2013 in the range of 14-17%

•	Adjusted net income ranging from $76-$79 million in 2013

•	Diluted adjusted earnings per pro forma common share ranging from $1.16 to $1.21

In addition, for the full year in 2013, the Company estimates that pro forma diluted weighted average shares will approximate 66 million shares, comprised of 62.8 million shares for the first quarter of 2013 and approximately 67 million shares for the remainder of 2013. This includes the 11.6 million common shares issued in connection with the IPO in the first quarter of 2013, and assumes the conversion of the Class L shares into common shares as if that conversion occurred on January 1, 2013.

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-0784 or, for international callers, 1-201-689-8560, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy. Replays of the entire call will be available through May 16, 2013 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 413218. A webcast of the conference call will also be available through the Investor Relations section of the Company’s web site, www.brighthorizons.com. A copy of this press release is available on the web site.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10K filed March 26, 2013. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements - adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share – which present operating results on a basis adjusted for certain items. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations”.

On January 30, 2013, the Company completed its IPO in which 11,615,000 shares of common stock were sold at a price of $22.00 per share (including the overallotment option which was exercised by the underwriters and completed on February 21, 2013). Prior to the IPO, on January 11, 2013, each share of the Company’s Class L common stock converted into 35.1955 shares of common stock. The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the three months ended March 31, 2013 and 2012 give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at the beginning of the respective fiscal period. The calculations of diluted adjusted earnings per pro forma common share also include the dilutive effect of stock options, using the treasury stock method. Shares sold in the IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued. Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

About Bright Horizons Family Solutions Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 850 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 75 of Working Mother magazine’s 2012 “100 Best Companies for Working Mothers”. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For” and is one of the UK’s Best Workplaces as designated by the Great Place to Work Institute. Bright Horizons is headquartered in Watertown, MA. The Company’s web site is located at www.brighthorizons.com.

Contacts:

Investors:

Elizabeth Boland

CFO – Bright Horizons

Eboland@brighthorizons.com

617-673-8125

Kevin Doherty

VP – Solebury Communications Group LLC

kdoherty@soleburyir.com

203-428-3233

Media:

Ilene Serpa

VP – Communications – Bright Horizons

iserpa@brighthorizons.com

617-673-8044

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Three Months Ended March 31,
	2013	%	2012	%
Revenue	$280,123	100.0%	$258,122	100.0%
Cost of Services	214,333	76.5%	200,102	77.5%

Gross Profit	65,790	23.5%	58,020	22.5%

Selling general & administrative	43,605	15.6%	25,367	9.8%
Amortization	6,748	2.4%	6,549	2.6%

Income from operations	15,437	5.5%	26,104	10.1%

Loss on extinguishment of debt	(63,682)	-22.7%	—	0.0%
Interest income	21	0.0%	12	0.0%
Interest expense	(13,289)	-4.7%	(19,883)	-7.7%

	(76,950)	-27.4%	(19,871)	-7.7%

(Loss) income before tax	(61,513)	-21.9%	6,233	2.4%

Income tax (benefit) provision	(10,732)	-3.8%	2,643	1.0%

Net (loss) income	(50,781)	-18.1%	3,590	1.4%
Net (loss) income attributable to non-controlling interest	(38)	0.0%	81	0.0%

Net (loss) income attributable to Bright Horizons Family Solutions Inc.	$(50,743)	-18.1%	$3,509	1.4%

Accretion of Class L preference	—		18,513
Accretion of Class L preference for vested options	—		66

Net loss available to common shareholders	$(50,743)		$(15,070)

Allocation of net (loss) income to common stockholders—basic and diluted:
Class L	$—		$18,513
Common stock	$(50,743)		$(15,070)

Earnings (loss) per share:
Class L—basic and diluted	$—		$13.99
Common stock - basic and diluted	$(0.91)		$(2.49)

Weighted average number of common shares outstanding:
Class L—basic and diluted	1,327		1,323
Common stock - basic and diluted	55,798		6,046

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, $ in thousands)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$96,735	$34,109
Accounts receivable, net	57,535	62,714
Other current assets	52,683	39,194

Total current assets	206,953	136,017

Fixed assets, net	346,044	340,376
Goodwill	987,779	993,397
Other intangibles, net	424,627	432,580
Other assets	9,947	11,262

Total assets	$1,975,350	$1,913,632

LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$7,900	$2,036
Accounts payable and accrued expenses	99,932	97,207
Deferred revenue and other current liabilities	118,458	102,650

Total current liabilities	226,290	201,893

Long-term debt	759,987	904,607
Deferred income taxes	146,277	146,404
Other long-term liabilities	52,743	52,388

Total liabilities	1,185,297	1,305,292

Redeemable noncontrolling interest	7,843	8,126
Common stock, Class L (1)	—	854,101
Total stockholders’ equity (deficit)	782,210	(253,887)

Total liabilities, noncontrolling interest and stockholders’ equity (deficit)	$1,975,350	$1,913,632

(1)	Prior to filing a registration statement with the Securities and Exchange Commission (“SEC”) related to our initial public offering, Class L common stock was classified within stockholders’ equity (deficit). In order to comply with SEC requirements as a public company, we reclassified Class L common stock outside of permanent equity for all periods presented. For further discussion on Class L common stock, see the consolidated financial statements and notes thereto for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K.

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ in thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net (loss) income	$(50,781)	$3,590
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,948	16,069
Loss on extinguishment of debt	63,682	—
Proceeds from PIK notes	2,143	5,657
Stock based compensation	6,620	225
Deferred income taxes	(70)	(2,957)
Other non-cash adjustments, net	354	485
Changes in assets and liabilities
Accounts receivable	5,015	12,630
Prepaid expenses and other current assets	(14,595)	455
Accounts payable and accrued expenses	3,498	(3,532)
Other, net	19,456	5,493

Net cash provided by operating activities	52,270	38,115

Cash flows from investing activities
Additions to fixed assets, net of acquired amounts	(22,192)	(12,920)

Net cash used in investing activities	(22,192)	(12,920)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	769,360	—
Principal payments of long-term debt and revolver	(1,975)	(4,835)
Payments on extinguishment of debt	(972,468)	—
Proceeds from initial public offering, net of offering costs	234,944	—
Proceeds from the issuance of common stock upon exercise of options	1,672	2,115
Tax benefit from the exercise of stock options	1,736	3,506
Purchase of treasury stock	—	(5,140)

Net cash provided by (used in) financing activities	33,269	(4,354)

Effect of exchange rate changes on cash	(721)	262

Net increase in cash and cash equivalents	62,626	21,103

Cash and cash equivalents, beginning of period	34,109	30,448

Cash and cash equivalents, end of period	$96,735	$51,551

Bright Horizons Family Solutions Inc.

SEGMENT INFORMATION

(Unaudited, $ in thousands)

	Full service center- based care	Back-up dependent care	Other educational advisory services	Total
Three months ended March 31, 2013
Revenue	$242,250	$33,161	$4,712	$280,123
Amortization of intangibles	6,491	181	76	6,748
Income from operations	8,872	7,467	(902)	15,437
Adjusted income from operations (1)	20,206	9,320	(122)	29,404

Three months ended March 31, 2012
Revenue	$224,040	$30,112	$3,970	$258,122
Amortization of intangibles	6,292	181	76	6,549
Income from operations	17,176	8,807	121	26,104

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the completion of the IPO, including a $7.5 million fee for the termination of the Sponsor management agreement, and $5.0 million for certain stock options that vested upon completion of the IPO, and excluding costs associated with the acquisition of a business.

Bright Horizons Family Solutions Inc.

NON-GAAP RECONCILIATIONS

(Unaudited, $ in thousands)

	Three Months Ended March 31,
	2013	2012
Net (loss) income	$(50,781)	$3,590
Interest expense, net	13,268	19,871
Loss on extinguishment of debt(f)	63,682	—
Income tax (benefit) expense	(10,732)	2,643
Depreciation	9,698	7,889
Amortization(e)	6,748	6,549

EBITDA	31,883	40,542
Additional Adjustments:
Straight line rent expense(a)	839	228
Stock compensation expense(b)	6,620	225
Sponsor management fee(c)	7,674	625
Acquisition-related expenses (d)	1,499	—

Total adjustments	16,632	1,078

Adjusted EBITDA	$48,515	$41,620

Income from operations	$15,437	$26,104
Performance-based stock compensation expense(b)	4,968	—
Sponsor termination fee(c)	7,500	—
Acquisition-related expenses(d)	1,499	—

Adjusted income from operations	$29,404	$26,104

Net (loss) income	$(50,781)	$3,590
Income tax (benefit) expense	(10,732)	2,643

(Loss) income before tax	(61,513)	6,233
Stock compensation expense(b)	6,620	225
Sponsor management fee(c)	7,674	625
Amortization(e)	6,748	6,549
Loss on extinguishment of debt (f)	63,682	—
Acquisition related expenses(d)	1,499	—

Adjusted income before tax	24,710	13,632
Income tax expense (g)	(9,143)	(5,220)

Adjusted net income	$15,567	$8,412

(a)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the lease life in accordance with Accounting Standards Codification Topic 840, Leases.
(b)	Represents non-cash stock-based compensation expense, including a charge for performance-based stock compensation arising from completion of IPO.
(c)	Represents fees paid under our Sponsor management agreement, including a termination fee at completion of the IPO.
(d)	Represents costs associated with the acquisition of businesses.
(e)	Represents amortization of intangible assets, including amounts associated with intangible assets recorded in connection with our going private transaction in May 2008.
(f)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.
(g)	Represents income tax expense calculated on adjusted income before tax at the effective rate of 37% in 2013 and 38% in 2012.

Bright Horizons Family Solutions Inc.

DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE

(Unaudited, $ in thousands)

	Three months ended March 31,
	2013	2012
Adjusted net income	$15,567	$8,412

Pro forma weighted average number of common shares – diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	1,327,115	1,323,479
Adjustment to weight Class L shares over respective period	(1,179,658)	—

Weighted average number of Class L shares over period	147,457	1,323,479
Class L conversion factor	35.1955	35.1955

Weighted average number of converted Class L common shares	5,189,831	46,580,505
Weighted average number of common shares	55,797,534	6,046,056

Pro forma weighted average number of common shares – basic	60,987,365	52,626,561
Incremental dilutive shares (2)	1,763,218	128,594

Pro forma weighted average number of common shares - diluted	62,750,583	52,755,155

Diluted adjusted earnings per pro forma common share	$0.25	$0.16

(1)	The weighted average number of Class L shares in the actual Class L earnings per share calculation for the three months March 31, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the respective three month period. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.
(2)	Represents the dilutive effect of stock options, using the treasury stock method.